Exhibit 10.13

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), dated as of March 31, 2025 (the “Effective Date”), is made and entered into by and between U.S. Data Mining Group, Inc., a Nevada corporation (together with its Subsidiaries, the “Service Provider”) and American Bitcoin Corp., a Delaware corporation (the “Service Recipient”).

WHEREAS, the Service Provider has agreed to provide the Service Recipient with, and the Service Recipient has agreed to receive, certain services, and this Agreement sets forth the terms and conditions for the provision and receipt thereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions set forth below, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. Unless the context clearly requires otherwise, the following terms shall have the following meanings:

“Affiliate” means respect to a person, any other person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such person, where “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract, or otherwise.

“Allocated Cost” means the fully allocated cost for providing Services calculated on a “pass through” basis in a manner consistent with the Service Provider’s past practice, including the following (to the extent allocable to the provision of the Services): (a) the cost of licenses for software or other intellectual property (or other cost associated with obtaining rights to use software or intellectual property), including any termination, transfer, sublicensing, access, upgrade or conversion fees, (b) the cost of maintenance and support, including user support, (c) the fully loaded cost of Personnel, including the cost of Personnel retained, displaced or transferred, (d) the cost of equipment, (e) the cost of disaster recovery services and backup services, (f) the cost of facilities and space, (g) the cost of supplies (including consumables), (h) the cost of utilities (electricity, gas, etc.), (i) the cost of networking and connectivity, (j) the cost of legal fees associated with any advice, activities or agreements related to the foregoing areas, and (k) any reasonable out-of-pocket expenses incurred by the Service Provider with third parties in connection with the provision of Services (including one-time set-up costs, license fees, costs to enter into third party agreements, costs to exit third party agreements, termination fees, and other costs incurred in connection with third parties engaged in compliance with this Agreement). Travel expenses must be reasonable and incurred in accordance with the Service Provider’s normal travel policy.

“Damages” means any losses, claims, suits, actions, demands, damages, liabilities, costs and expenses (including fees and disbursements of counsel), judgments, settlements and penalties of every kind.

“Governmental Authority” means any federal, state, provincial, county, parish, city, municipal, local or foreign government or political subdivision or regulatory authority, department, agency, commission, body, court, tribunal, legislature, executive, or other governmental entity.

“Intellectual Property” means any and all proprietary, intellectual or industrial property rights, which may exist or be created under the law of any jurisdiction, including both statutory and common law rights, including (i) patents and patent applications (including divisionals, continuations and continuations in part), and any renewals, re-examinations, extensions or reissues thereof, (ii) registered and unregistered trademarks, service marks, logos, corporate, d/b/a and trade names, trade dress and other identifiers of source origin, together with all goodwill associated therewith, and internet domain names, (iii) registered and unregistered copyrights, copyrightable works, proprietary rights in works of authorship (including software), moral rights and mask works, (iv) trade secrets and other rights in proprietary or confidential information, including proprietary processes, formulas, data, computer programs, discoveries, developments, designs, techniques, specifications, drawings, blueprints, sketches, models, methods, inventions (whether or not patentable), software source code, and know-how, and (v) registrations and applications for any of the foregoing.

“Law” any federal, national, supranational, state, provincial, local or foreign law, statute, ordinance, enactment, rule, regulation, code, agency requirement, common law, order, writ, judgment, injunction, decree, stipulation, determination or award of, or entered into by or with, any Governmental Authority.

“Networks” means the information and technology systems of the Service Provider or its Affiliates, including all data they contain and all computer software and hardware.

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, other entity or unincorporated organization or government or other agency or political subdivision thereof, including such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise.

“Personnel” means the employees, officers, agents, independent contractors and consultants of Service Provider, the Service Provider Affiliates, and any third parties engaged by the Service Provider or a Service Provider Affiliate to provide a Service.

“Service Recipient Data” means (i) any data or information of Service Recipient and its Affiliates, or their respective vendors, customers or other business partners, that is provided to or obtained by the Service Provider or its Personnel in the performance of the Service Provider’s obligations under this Agreement, and (ii) any data or information to the extent related to the Service Recipient or its Affiliates that is collected, generated or processed by the Service Provider or its Personnel solely in connection with the performance of the Service Provider’s obligations pursuant to this Agreement.

“Services” means those Services set forth on Schedule 2.1.

“Subsidiaries” of any Person means another Person an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, a majority of the equity interests of which) is owned directly or indirectly by such first Person. For purposes of this definition, a Person is deemed to own a majority of the equity interests in a partnership if such Person is allocated a majority of the gains or losses of such partnership or is or controls the general partner of such partnership.

ARTICLE II
SERVICES

Section 2.1 Services. Subject to the terms and conditions of this Agreement, the Service Provider shall provide or procure the provision of the Services to the Service Recipient and, pursuant to Section 2.6, Affiliates of the Service Recipient. From time to time, during the Term, the Service Recipient may request in writing that the Service Provider provide to the Service Recipient certain services. Unless the Service Provider (acting reasonably) notifies the Service Recipient that Service Provider shall not provide such requested services, Service Provider and Service Recipient shall promptly and in good faith negotiate and agree to commercially reasonable terms and conditions applicable to the provision of such requested service. Any such mutually agreed additional service shall be deemed a “Service” and Schedule 2.1 shall be automatically amended to include such additional Service.

Section 2.2 Subcontracting. The Service Provider may freely subcontract the provision of any Services to any Affiliate of Service Provider or any third party; provided that the Service Provider shall remain liable for the performance of such Service hereunder.

Section 2.3 Service Coordinators. The Service Provider and the Service Recipient shall each nominate a representative to act as the primary contact person with respect to all aspects of the Services (each, a “Service Coordinator”). Unless otherwise agreed upon by the parties, all communications relating to this Agreement and to the Services provided hereunder shall be directed to the Service Coordinators except for notices under this Agreement, which shall be given in accordance with Section 11.8. The initial Service Coordinators, including relevant contact information, are set forth on Schedule 2.3. Each party may replace its Service Coordinator with an individual of comparable qualifications and experience at any time by providing notice in accordance with Section 11.8 of this Agreement. Each party may treat the actions of the other party’s Service Coordinator as having been authorized by the other party without further inquiry as to whether such Service Coordinator had authority to so act.

Section 2.4 Cooperation. The parties shall cooperate reasonably in connection with the provision and receipt of the Services and shall perform all obligations hereunder in good faith and in accordance with principles of fair dealing. The Service Recipient will provide information and documentation reasonably necessary for the Service Provider to perform the Services. The Service Recipient shall follow, and shall cause its Affiliates to follow, the policies, procedures and practices followed by the Service Provider and its third-party service providers with respect to the Services consistent with the policies, procedures and practices that were in effect immediately prior to the Effective Date and as may be updated in writing by the Service Provider from time to time.

Section 2.5 Standard of Performance. The Service Provider shall use commercially reasonable efforts to perform the Services with substantially the same degree of care, skill, efficiency and prudence as such services are performed with respect to the business and operations of the Service Provider and its Affiliates.

Section 2.6 Sharing of Services. As directed by the Service Recipient, the Service Provider may provide, or cause to be provided, the Services to designated Affiliates of the Service Recipient; provided that the Service Recipient shall (a) ensure that its Affiliates comply with the provisions of this Agreement applicable to Service Recipient, and (b) remain liable for the acts and omissions of such Affiliates in connection with this Agreement, including the receipt of the Services by Service Recipient.

ARTICLE III
LIMITATIONS

Section 3.1 Third-Party Limitations. The Service Recipient acknowledges and agrees that the Services may be subject to the terms and conditions of any applicable agreements between the Service Provider or its Affiliates and third parties. The Service Recipient shall comply with the terms of such agreements to the extent they are relevant to the receipt of the Services. The Service Provider shall use commercially reasonable efforts to obtain any necessary consent from third parties in order to provide the Services pursuant to this Agreement; provided that the Service Provider shall not be required to make any payments for any such consents. If any such consent is not obtained despite such commercially reasonable efforts, the Service Provider shall use commercially reasonable efforts to obtain a reasonable alternative arrangement to provide the relevant Services sufficient for the purposes of the Service Recipient; provided that the Service Provider shall not be required to make any payments to obtain any such reasonable alternative arrangements. If the Service Provider determines that no such reasonable alternative arrangement is available, then the Service Provider shall not be required to provide the affected Services but shall provide reasonable administrative assistance to, and reasonably cooperate with, the Service Recipient in connection with the Service Recipient’s entering into its own agreements with third-party service providers.

Section 3.2 Compliance with Laws. Each party shall perform its obligations under this Agreement in compliance with applicable Laws. Notwithstanding any other provision of this Agreement, the Service Provider (i) shall have the right to perform any action that, in its reasonable opinion, is necessary to comply with applicable Law or any generally applicable policy or procedure of the Service Provider designed to ensure compliance with applicable law and (ii) shall not be required to perform or cause to be performed the Services (or portion thereof) or other obligation in connection with this Agreement that, in its reasonable opinion, conflicts with or violates any applicable law or any generally applicable policy or procedure designed to ensure compliance with applicable Law.

Section 3.3 Force Majeure. If the Service Provider is wholly or partially prevented from, or delayed in, providing one or more Services, or one or more Services are interrupted or suspended, for thirty (30) days or more, by reason of events beyond the Service Provider’s reasonable control (including technology or systems outages due to failures of common carriers or third-party service providers, acts of God, fire, explosion, accident, floods, earthquakes, embargoes, epidemics, pandemics, war, acts of terrorism, or nuclear disaster), Service Recipient will work with the Service Provider, under Service Provider’s recovery plan or other means, to the extent necessary to maintain its operations.

Section 3.4 Independent Contractors. It is expressly understood and agreed that the relationship created herein is that of independent contractors (including for U.S. federal and state tax purposes), and that each party shall have only those rights and responsibilities specifically described in this Agreement. This Agreement shall not be construed (a) to create the relationship of investment advisor and client (or any other professional or other advisory relationship) between the parties or between either party and any of the officers, directors, employees, agents, or other representatives of the other party, (b) to create a partnership or joint venture between the parties, or (c) to authorize either party to act as a general or special agent of the other. Neither party is a legal representative of another party for any purpose and is not granted, by the terms or execution of this Agreement, or otherwise, any right or authority to assume or create any obligation on behalf of, or in the name of, such other party, or to bind such other party in any manner whatsoever. Each party’s employees or agents shall not be or be deemed to be the other party’s employees or joint employees. Each party assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. No party shall be responsible for workers’ compensation, disability benefits, unemployment insurance, withholding taxes, social security or any other taxes or benefits for another party’s employees or agents. Notwithstanding the foregoing, Service Provider represents and warrants that, as between Service Provider and Service Recipient, (a) Service Provider is solely responsible for all Personnel providing Services hereunder; (b) for Personnel who are employed by Service Provider or its Affiliates, Service Provider or such Affiliate is the employer of record of such workers, and not Service Recipient; (c) Service Provider or its Affiliate exclusively manages such employees with respect to all workers compensation, performance, time off and any and all other human resources related issues; (d) Service Provider or its Affiliates is the employer of such employees with respect to all federal, state and local labor and employment laws.

ARTICLE IV
PAYMENT

Section 4.1 Fees. In consideration for the Services, the Service Recipient shall pay to the Service Provider the Allocated Cost for the Services provided hereunder.

Section 4.2 Billing and Payment Terms. The Service Provider shall invoice the Service Recipient monthly reflecting (i) the Services provided during the preceding month, (ii) the Allocated Costs owed for such Services provided during the preceding month, and (iii) any other charges incurred during the preceding month under the terms of this Agreement, all denominated in U.S. Dollars. Each such invoice shall be payable within thirty (30) days after the Service Recipient’s receipt of the invoice, and payment of such invoices shall be made by the Service Recipient to such Service Provider in U.S. Dollars. All payments required to be made pursuant to this Agreement shall bear interest from and including the date such payment is due until, but excluding, the date of payment at a monthly rate equal to the lesser of (i) 1.25% and (ii) the maximum rate permitted by applicable Law.

Section 4.3 Taxes.

(a)	All Allocated Cost and other consideration under this Agreement are exclusive of any sales, use, transfer, value-added, goods or services tax, excise, consumption or similar tax (including any such taxes that are required to be withheld, but excluding all other taxes, including any income, franchise, gross receipts, or similar taxes imposed upon the Service Provider with respect to the receipt of the Allocated Cost that Service Provider receives under this Agreement) imposed against or on Services provided (“Sales Taxes”) by the Service Provider or its Affiliates hereunder, and such Sales Taxes will be added to the consideration in the manner set forth in this Section 4.3 where applicable.

(b)	Such Sales Taxes shall be separately stated on the relevant invoice to the Service Recipient. All taxable Services for which the Service Recipient hereunder is compensating, or reimbursing, the Service Provider hereunder shall be set out separately from non-taxable Services (and goods, if any), if practicable. The Service Recipient shall be responsible for any such Sales Taxes and shall either (i) promptly remit such Sales Taxes to the Service Provider (and such Service Provider shall remit such amounts to the applicable governmental authority) or (ii) provide such Service Provider with a certificate or other acceptable proof evidencing an exemption from liability for such Sales Taxes. The Service Provider agrees to pay any penalty, interest or other such fee that may be assessed against the Service Recipient hereunder solely arising from the Service Provider’s failure to timely remit Sales Taxes paid by the Service Recipient hereunder to the Service Provider in accordance with this Section 4.3(b); all other penalties, interest or other fees shall be the responsibility of the Service Recipient.

(c)	Each party hereto shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable law. To the extent that amounts are withheld or deducted pursuant to this Section 4.3(c) and timely paid over to the appropriate governmental authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the applicable person in respect of which such deduction and withholding was made.

(d)	Each party shall take, and shall cause its Affiliates to take, any reasonably requested action, and to otherwise use commercially reasonable efforts, to minimize or eliminate (x) any Sales Taxes and (y) any amounts required to be deducted or withheld in respect of such Sales Tax, including by timely providing to the other party, as applicable, (i) sales and use tax exemption certificates or other documentation necessary to support tax exemptions, and (ii) properly completed and executed IRS Forms W-9 or W-8 or other similar tax forms. Each party shall provide the other party such information and data as reasonably requested from time to time, and to reasonably cooperate with the other party, in connection with the reporting of any sales, use or other similar taxes payable pursuant to this Agreement.

Section 4.4 No Setoff Rights; No Duplicative Costs. There shall be no right of setoff with respect to any claim, debt or obligation against amounts payable to the Service Provider under this Agreement. In no event shall Service Recipient be charged for Services provided under this Agreement that are duplicative of services provided and paid for under any other agreement between the parties.

ARTICLE V

ACCESS AND SECURITY

Section 5.1 Access to Networks. The Service Provider may, in its sole discretion, provide the Service Recipient with access to the Networks via a commercially reasonable secure method selected by the Service Provider. The Service Recipient shall only use (and will ensure that only its Personnel with a need to use shall only use), and shall only have access to, the Networks for the purpose of receiving, and only to the extent required to receive, the Services. The Service Recipient and all applicable Personnel shall use and access the Networks in compliance with all applicable policies, guidelines and procedures provided by the Service Provider. The Service Recipient shall not: (i) use the Networks to develop software, process data or perform any work or services other than for the purpose of receiving the Services; or (ii) break, interrupt, circumvent, adversely affect or attempt to break, interrupt, circumvent or adversely affect any security system or measure of the Service Provider or its Affiliates.

Section 5.2 Record Retention. The Service Provider shall, in accordance with its generally applicable recordkeeping policies and procedures, keep reasonable books and records of all Services as required by applicable Law and as sufficient to allow the Service Recipient to verify the Allocated Costs. Once during the Term, the Service Provider shall, upon the Service Recipient’s reasonable request and at the Service Recipient’s sole cost and expense, make such books and records available to the Service Recipient upon reasonable notice and during normal business hours solely for purposes of verifying the Allocated Costs.

ARTICLE VI

CONFIDENTIALITY

Section 6.1 Confidentiality Obligations; Permitted Disclosures. In connection with the provision or receipt of Services under this Agreement, each party may receive, or have access to, records and information, whether written or oral, which the other party considers to be confidential and proprietary technical information such as specifications, drawings, guidelines, models, customer information, business plans and other information which relates to the other party’s present and future development of business activities, all of which shall be deemed “Confidential Information.” Each party shall hold all Confidential Information in trust and in confidence for the other; shall use the Confidential Information only for the purposes of providing and receiving the Services, as applicable; and shall use commercially reasonable efforts to deliver to the other all such records and information, in written or graphic form, upon expiration or termination of this Agreement. Nothing in this section shall be construed to limit the use of, or dissemination by a party of, such information as is previously known to such party, or is publicly disclosed either prior to or subsequent to a party’s receipt of such information from another party.

Section 6.2 Limitations on Use of Confidential Information. The receiving party shall use the disclosing party’s Confidential Information solely for the purposes set forth in this Agreement unless another use is allowed by written permission of the disclosing party. In handling the Confidential Information, each party shall: (i) not make disclosure of any such Confidential Information to anyone except officers, directors, employees, contractors and representatives of such party to whom disclosure is reasonably necessary for the purposes set forth in this Agreement; (ii) appropriately notify such officers, directors, employees, contractors and representatives that the disclosure is made in confidence in accordance with the provisions hereof; and (iii) make requests for Confidential Information of the other party only if reasonably necessary to accomplish the purposes set forth in this Agreement. Each party shall be responsible for ensuring compliance with the terms of this Section by their respective directors, officers, employees, contractors and representatives.

ARTICLE VII

INTELLECTUAL PROPERTY AND DATA

Section 7.1 Ownership of Data and Intellectual Property.

(a)	Each party retains the ownership and title to any and all of its Intellectual Property owned as of the Effective Date. This Agreement is not intended to, and shall not, transfer or license any Intellectual Property from one party to the other, except for the limited license rights as expressly set forth in Section 7.1(b) and Section 7.1(c).

(b)	The Service Provider hereby grants to the Service Recipient and to its Personnel, a non-exclusive, non-transferable, non-assignable, non-sublicensable limited license and right, during the Term of this Agreement, under the Intellectual Property of the Service Provider or its Affiliates, to use the embodiments of Intellectual Property rights provided by the Service Provider to the Service Recipient hereunder solely to the extent necessary for the receipt, access and use of the Services.

(c)	The Service Recipient hereby grants to the Service Provider and to its Personnel, a non-exclusive, non-transferable, non-assignable, non-sublicensable limited license and right, during the Term of this Agreement, under the Intellectual Property of the Service Recipient or its Affiliates, to use the embodiments of Intellectual Property rights provided by the Service Recipient to the Service Provider hereunder, solely to the extent necessary for the provision of the Services.

(d)	Notwithstanding anything to the contrary in this Agreement, the parties acknowledge and agree that, as between the parties, any and all Service Recipient Data shall be owned by the Service Recipient, subject to any limitations imposed by third-party contracts or applicable Law with respect thereto.

ARTICLE VIII

WARRANTIES AND DISCLAIMER OF OTHER WARRANTIES

Section 8.1 Disclaimer of Warranties. EXCEPT AS SET FORTH HEREIN, THE SERVICE PROVIDER HEREBY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE SERVICES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR OR SPECIFIC PURPOSE, AND ALL SUCH OTHER WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.

Section 8.2 Limitation of Liability. EXCEPT IN CONNECTION WITH ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, CUSTOMER’S OBLIGATIONS TO PAY ALL AMOUNTS PAYABLE BY CUSTOMER UNDER THIS AGREEMENT, EACH PARTY’S OBLIGATIONS UNDER SECTION 9.1, AND EACH PARTY’S OBLIGATIONS UNDER ARTICLE 6 HEREOF NEITHER PARTY NOR ITS AFFILIATES, NOR ANY OFFICER, DIRECTOR, MANAGER, EMPLOYEE, REPRESENTATIVE OR AGENT THEREOF SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT IN EXCESS OF THE AGGREGATE ALLOCATED COSTS PAYABLE TO THE SERVICE PROVIDER PURSUANT TO THIS AGREEMENT IN THE TWELVE (12) MONTH PERIOD PRIOR TO THE EVENT GIVING RISE TO SUCH LIABILITY.

Section 8.3 Disclaimer of Consequential Damages. EXCEPT IN CONNECTION WITH EACH PARTY’S OBLIGATIONS UNDER SECTION 9.1, AND EACH PARTY’S OBLIGATIONS UNDER ARTICLE VI HEREOF, NEITHER PARTY NOR ITS AFFILIATES, NOR ANY OFFICER, DIRECTOR, MANAGER, EMPLOYEE, REPRESENTATIVE OR AGENT THEREOF, SHALL HAVE ANY LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY OR ITS AFFILIATES OR ANY OFFICER, DIRECTOR, MANAGER, EMPLOYEE, REPRESENTATIVE OR AGENT THEREOF HAVE BEEN ADVISED OF OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Indemnification.

(a)	The Service Recipient shall indemnify the Service Provider and its Affiliates and their respective shareholders, members, Affiliates, Subsidiaries, officers, directors, managers and agents (collectively, the “Service Provider Indemnified Parties”) and defend and hold each of them harmless from and against, and pay the Service Provider Indemnified Parties for, any and all Damages incurred by any of them as a result of any third-party claim to the extent arising out of, in connection with or relating to the Service Recipient’s negligence, willful misconduct or material breach of this Agreement.

(b)	The Service Provider shall indemnify the Service Recipient and its Affiliates and their respective shareholders, members, Affiliates, Subsidiaries, officers, directors, managers and agents (collectively, the “Service Recipient Indemnified Parties”) and defend and hold each of them harmless from and against, and pay the Service Recipient Indemnified Parties for, any and all Damages incurred by any of them as a result of any third-party claim to the extent arising out of, in connection with or relating to such Service Provider’s negligence, willful misconduct or material breach of this Agreement.

Section 9.2 Indemnification Procedures. If any of the Service Provider Indemnified Parties or Service Recipient Indemnified Parties (the “Indemnified Party”) receives notice of any claim, action, suit, or proceeding (a “Claim”) for which indemnification may be sought under this Agreement, the Indemnified Party shall promptly notify the other party (the “Indemnifying Party”) in writing of the Claim. Failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations hereunder, except to the extent that the Indemnifying Party is materially prejudiced by such failure. Upon receipt of notice of a Claim, the Indemnifying Party shall have the right to assume the defense and control of such Claim, with counsel of its choice, provided that such counsel is reasonably satisfactory to the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of the Claim at its own expense. If the Indemnifying Party does not assume the defense of the Claim within a reasonable period, the Indemnified Party may assume the defense of the Claim, and the Indemnifying Party shall be liable for all reasonable costs and expenses incurred by the Indemnified Party in connection with such defense. The Indemnifying Party shall not settle any Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed.

ARTICLE X

TERM AND TERMINATION

Section 10.1 Term of Agreement. Each Service shall continue until the date that is five (5) years following the Effective Date unless such Service is earlier terminated by the parties as provided in this Article X; provided that the Term of the Agreement may be extended upon written mutual agreement of the Service Recipient and the Service Provider. This Agreement shall continue until such time as all Services have expired or been terminated (the “Term”).

Section 10.2 Termination.

(a)	Termination for Breach. This Agreement, or any Service provided hereunder, as applicable, may be terminated by the Service Provider or the Service Recipient, (the Service Provider or the Service Recipient, as applicable, the “Terminating Party”) upon written notice to the other party, if (i) the other party materially breaches a provision of this Agreement and such breach is not cured, to the reasonable satisfaction of the Terminating Party, within thirty (30) days of written notice thereof; or (ii) the other party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such party.

(b)	Partial Termination by Service Provider or Service Recipient. The Service Provider or the Service Recipient may, on thirty (30) days’ written notice to the other party, terminate any Service (unless the provision of other Services is dependent on such terminated Service). Any termination notice delivered by the Service Recipient or the Service Provider shall specify in detail the Services to be terminated, and the effective date of such termination. Upon receipt of a written notice of termination of a Service, the Service Provider shall: (i) cease providing the applicable Service as of the termination date set forth in the notice, and (ii) only invoice the Service Recipient for its use of the applicable Service prior to the effective date of termination (plus any applicable stranded costs).

Section 10.3 Effect of Termination. Each party agrees and acknowledges that the obligations of the Service Provider to provide the Services, or to cause the Services to be provided, hereunder shall immediately cease upon any termination of this Agreement. Upon cessation of a Service Provider’s obligation to provide a Service in accordance with Section 10.2, the Service Recipient shall stop using, directly or indirectly, the terminated Service. The following matters shall survive the termination or expiration of this Agreement: the rights and obligations of each party under Section 1.1, Article IV (as applicable to any Allocated Costs incurred prior to termination or expiration), Section 5.2, Article VI, Article VII, Article VIII, Article IX, this Section 10.3 and Article XI.

ARTICLE XI

MISCELLANEOUS

Section 11.1 Amendment, Extension and Waiver. No amendment of this Agreement and no waiver of one or more of its terms may be affected unless set forth in writing and signed by the parties. Any waiver of strict compliance with this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent failure to so comply.

Section 11.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The word “or” need not be disjunctive and shall mean “and/or” unless otherwise provided. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require. Any capitalized term used in this Agreement shall have the meaning ascribed to it within this Agreement. All section references in this Agreement are to sections of this Agreement unless otherwise specified. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

Section 11.3 Assignment. This Agreement shall be binding upon, and inure to the benefit of the parties, including their respective successors and assigns. No party hereto shall assign, transfer or otherwise dispose of any interest arising under this Agreement without the prior written consent of the other party, and any assignment, transfer or other disposition made without such consent shall be void, provided that Service Provider may assign, transfer or otherwise dispose of any interest arising under this Agreement without Service Recipient’s consent to: (a) any entity that acquires all or substantially all of its assets used to provide, or the business of providing, the Services; (ii) any Affiliate; and (iii) any successor in a merger, acquisition, reorganization (including any judicial reorganization), business combination, or other similar transaction or series of related transactions.

Section 11.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida. Any dispute arising out of or in connection with this Agreement shall be heard exclusively in the competent courts of the State of Florida, and Service Recipient and Service Provider submit to the exclusive jurisdiction of the State and Federal courts located in Miami-Dade County, Florida.

Section 11.5 Waiver of Jury Trial. Service Provider and Service Recipient each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Agreement, the relationship of Service Provider and Service Recipient, any claim of injury or damage, or any statutory remedy.

Section 11.6 Severability. Any provision of this Agreement that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperable, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end, the provisions of this Agreement are declared to be severable.

Section 11.7 Counterparts. This Agreement may be executed in counterparts, including via electronic means (such as DocuSign or Dropbox Sign), all of which taken together shall constitute one and the same instrument.

Section 11.8 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email or (c) one (1) business day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses and email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

To Service Provider:

U.S. Data Mining Group, Inc.

c/o Hut 8 Corp.

1101 Brickell Avenue, N-1500

Miami, Florida 33131

Attn:

Email:

To Service Recipient:

American Bitcoin Corp.

c/o Hut 8 Corp.

1101 Brickell Avenue, N-1500

Miami, Florida 33131

Attn:

Email:

Any party may, by notice given in accordance with this Section 11.8 to the other party, designate another address or Person for receipt of notices hereunder.

Section 11.9 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. It is accordingly agreed that, without posting bond or other undertaking, the parties shall be entitled to injunctive or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event that any such action is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. The parties further agree that (a) by seeking the remedies provided for in this Section 11.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement, and (b) nothing contained in this Section 11.9 shall require any party to institute any action for (or limit any party’s right to institute any action for) specific performance under this Section 11.9 before exercising any other right under this Agreement.

Section 11.10 Entire Agreement. This Agreement, including the schedules attached hereto, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and there are no other agreements or understandings, written or oral, in effect between the parties relating to such subject matter except as expressly referred to herein.

Section 11.11 No Third-Party Beneficiaries. This Agreement is solely between the parties, and is not intended to create any right, entitlement or legal relationship between the parties or any of their respective affiliates, employees, agents, or other representatives, on the one hand, and any third party, on the other hand.

[Signatures appear on the following page]

Service Provider:

U.S. DATA MINING GROUP, INC.

By:	/s/ Asher Genoot
Name:	Asher Genoot
Title:	President

Service Recipient:

AMERICAN BITCOIN CORP.

By:	/s/ Michael Ho
Name:	Michael Ho
Title:	Executive Chairman

[Signature Page to Services Agreement]

Service Provider:

U.S. DATA MINING GROUP, INC.

By:	/s/ Asher Genoot
Name:	Asher Genoot
Title:	President

Service Recipient:

AMERICAN BITCOIN CORP.

By:	/s/ Michael Ho
Name:	Michael Ho
Title:	Executive Chairman

[Signature Page to Services Agreement]

SCHEDULE 2.1

Services

●	Treasury Support

●	Treasury: Bank Account Administration

●	Accounting and Financial Reporting

●	Accounts Receivable and Payable Support

●	Expense Reimbursement Administration

●	Financial Applications and Maintenance

●	HR Support

●	Payroll

●	Benefits

●	Recruitment Support

•	Applications – ERP & Supporting Finance and Accounting Systems

●	IT Support and Management

●	Network and Security

●	Administration

●	Legal and Compliance

●	Vendor Management and Procurement Services

SCHEDULE 2.3

Service Coordinators

1. Service Provider’s Service Coordinator

Name: Samuel Gage

Title: Senior Vice President, Strategic Finance

Address: 1101 Brickell Ave, Suite 1500, Miami FL 33131

Email Address:

Telephone Number:

2. Service Recipient’s Service Coordinator

Name: Matthew Prusak

Title: Chief Executive Officer

Address: 1101 Brickell Ave, Suite 1500, Miami FL 33131

Email Address:

Telephone Number: